Exhibit 10.28

BETA OIL & GAS, INC.
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), is made and entered into as of the 1st day of October, 2002, by and between BETA OIL & GAS, INC., a Nevada corporation (the “Corporation”), and David A. Wilkins, a future employee (employee, future employee, consultant, director) of the Corporation (“Optionee”).

W I T N E S S E T H:

WHEREAS, as an inducement to Optionee to accept the employment offered to him by the Corporation, the Board of Directors of the Corporation has authorized the grant to Optionee of an option to purchase all or any part of 500,000 shares of the Corporation’s Common Stock for cash at a purchase price of One and 30/100 Dollars ($1.30.) per share, such option to be for the term and upon the terms and conditions hereinafter set forth; and

WHEREAS, Optionee desires to accept such grant upon such terms and conditions, including restrictions on the transfer and sale of such shares as hereinafter set forth.

NOW, THEREFORE, considering the premises, and inconsideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions.

The following are definitions of certain terms as used in this Agreement:

(a)           “Board” or “Board of Directors” means the board of directors of the Corporation.

(b)           “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

(d)           “Exercise Price” means $1.30 per share, subject to possible adjustment pursuant to Section 11.

(e)           “Expiration Date” means October 1, 2012, or earlier as provided at Section 3 hereof.

(f)            “Fair Market Value” means for the relevant day, the value of a share of Common Stock determined as follows:

(i)                                     If shares of Common Stock are listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the shares of Common Stock are quoted on The Nasdaq Stock Market or other National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

(ii)                                  If the shares of Common Stock are not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on The Nasdaq Stock Market or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

(iii)                               If the shares of Common Stock are not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

(g)           “Option” means the right to purchase a specified number of shares of Common Stock, subject to the terms and conditions of this Agreement.

(h)           “Option Shares” means 500,000 shares of the Common Stock, subject to possible adjustment pursuant to Section 11.

(i)            “Optionee” means David A. Wilkins.

(j)            “Securities Act” means the Securities Act of 1933, as amended.

(k)           “Termination of Employment” means when Optionee’s employment relationship with the Corporation and all of its Subsidiaries is terminated, regardless of any severance arrangements.  A transfer from the Corporation to a Subsidiary or affiliate of the Corporation or a Subsidiary, or vice versa, a leave of absence approved by the Board, and a leave of absence pursuant to which the Corporation is legally required to re-employ the Optionee are not a Termination of Employment for purposes of this Agreement.

2.             Rules of Construction.

(a)           Governing Law.  The construction and operation of this Agreement are governed by the laws governing the interpretation and enforcement of contracts of the State of Oklahoma and the laws of the State of Nevada governing the Option Shares.

(b)           Headings.  All headings in this Agreement are for reference only and are not to be utilized in construing this Agreement.

(c)           Gender.  Unless clearly appropriate, all nouns of either gender refer indifferently to persons of either gender.

(d)           Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(e)           Severability.  If any provision of this Agreement is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of this Agreement in such circumstances is not consistent with its purposes.

3.             Option Grant; Term; and Vesting.

(a)           Grant of Option.  The Corporation hereby grants to Optionee the Option to purchase, upon and subject to the terms and conditions of this Agreement, all or any part of 500,000 authorized, but unissued shares of the Corporation’s Common Stock for cash at the Exercise Price of $1.30 per share, subject to adjustment pursuant to Section 11.

(b)           Term of Option.  The term of the Option shall expire at 5:00 p.m., October 1, 2012, Central Daylight time, on the day, which is the eighth anniversary of the date of this Agreement unless the Option shall theretofore have been terminated in accordance with the provisions hereinafter set forth.

(c)           Vesting of Option.  The Option shall vest and become exercisable in installments of 166,667, 166,667 and 166,666 shares on October 1, 2003, 2004 and 2005, respectively, and shall thereafter remain exercisable as to all of the Shares until the expiration of the term of the Option; provided, that Optionee is then and has continuously been in the employ of the Corporation.

4.             General Terms.

The foregoing option shall be subject to the following terms and conditions:

(a)           Price.  The price to be paid for each of the Option Shares with respect to which the Option is exercised, shall be the Exercise Price.

(b)           Exercise of Option.  Payment of the Exercise Price for the number of shares as to which the Option is being exercised shall be by cash and in full on the date of exercise.  The Option shall not be exercisable with respect to fractions of a share.

(c)           Notice of Exercise.  Each exercise of the Option herein granted shall be by written notice to the Corporation in the form of Exhibit A hereto.

(d)           Investment Representation.  If stock to be delivered pursuant to exercise of the Option has not been registered under the Securities Act , Optionee agrees to represent and warrant in writing at the time of any exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares, and further agrees that the certificate or certificates evidencing the Option Shares so acquired contain the appropriate legend and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission or any applicable law, regulation, or rule of any governmental agency.

(e)           Taxes.  Optionee shall pay all transfer taxes and all other fees and expenses incident to the transfer or delivery of stock pursuant to this Agreement.

5.             Exercise Procedure.  The Option, if exercised, shall be exercised by written notice delivered to the Corporation stating the number of Shares with respect to which the Option is being exercised, together with cash in the amount of the Exercise Price of such Shares and the written statement provided for in Section 4(d) hereof, if required by said Section 4(d).    Not less than one share may be purchased at any one time unless the number purchased is the total number of Shares at the time purchasable under the Option.

6.             Termination of Employment.  Upon Termination of Employment for any reason other than the death, disability (as defined in section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or discharge of Optionee for “cause” (as determined by the Board of Directors of the Corporation in its sole discretion), Optionee shall have the right, at any time within three months after such Termination of Employment, to exercise the Option only as to those Shares with respect to which installments had accrued under Section 3(c) hereof as of the date of such Termination of Employment; provided, that all rights under the Option shall expire in any event on the day specified in Section 3(b) hereof.  If Optionee shall be discharged by the Corporation for cause, the Optionee’s right to exercise the Option shall expire concurrently with such discharge for cause notwithstanding the vesting of any installments under Section 3(c).

7.             Death or Disability of Optionee.  If Optionee shall die while in the employ of the Corporation or a Subsidiary of the Corporation, or in the three-month period referred to in Section 6 hereof, the person or persons to whom Optionee’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution shall have the right, at any time within one year after the date of Optionee’s death, to exercise the Option as to those Shares with respect to which installments had accrued under Section 3(c) hereof as of the date of Termination of Employment; provided, that all rights under the Option shall expire in any event on the day specified in Section 3(b) hereof.  If Optionee’s employment with the Corporation or a Subsidiary of the Corporation shall terminate by reason of his total and permanent disability, he may within 12 months after his Termination of Employment exercise his Option to the extent he was entitled to exercise it at the date of his Termination of Employment.

8.             Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner during the period ending one year from the date of grant and thereafter only (i) after written notice to the Board of Directors and (ii) in a manner which is in compliance with all applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, to the reasonable satisfaction of the Corporation. Upon any permitted sale or other transfer, the transferee shall remain subject to all terms and conditions of this Agreement.

9.             Rights as Shareholder.  The Optionee shall have no rights of a shareholder as to Option Shares subject to the Option until, after proper exercise of the Option or other action required, such Option Shares shall have been recorded on the Corporation’s official shareholder records as having been issued to Optionee.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Option Shares are recorded as issued to Optionee in the Corporation’s official shareholder records.

10.           Withholding Tax.  Upon the exercise of the Option, the Optionee will be required to pay to the Corporation for remittance to the appropriate taxing authorities an amount necessary to satisfy the Optionee’s portion of federal, state and local withholding, FICA and Medicare taxes, if any, incurred by reason of the exercise of the Option.  The Optionee may elect to have the tax withholding obligation incurred upon the exercise of the Option satisfied by the withholding of cash otherwise due the Optionee from the Corporation.

11.           Adjustments to Reflect Changes in Capital Structure.  Subject to any required action by the shareholders of the Corporation, the number of Option Shares covered by this Option, as well as the Exercise Price per Option Share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Option Shares subject to this Agreement.

In the event of the proposed dissolution or liquidation of the Corporation, the Option represented by this Agreement will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that the Option represented by this Agreement shall terminate as of a date fixed by the Board of Directors and give the

Optionee the right to exercise his Option as to all or any part of the Option Shares, including Option Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation in a transaction in which the Corporation is not the survivor, the Option represented by this Agreement shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Option Shares, including Option Shares as to which the Option would not otherwise be exercisable. If the Board of Directors makes the Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board of Directors shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

12.           Nondisclosure.  Notwithstanding anything to the contrary herein, this Agreement shall be terminated if Optionee shall, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation.

13.           Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered (a) personally, (b) by facsimile transmission, (c) by courier service, or (d) by registered or certified mail, return receipt requested, at the following addresses:

If to the Corporation:	Beta Oil & Gas, Inc.
Two Warren Place
6120 South Yale Avenue, Suite 813
Tulsa, OK 74136
Facsimile No. (918) 495-2077
Attention: Secretary of the Corporation

If to the Optionee:	David A. Wilkins

Tulsa, OK
Facsimile No.

Any party may change the address to which such communications are to be directed to it by giving written notice to the other party in the manner provided in this Section 13.

14.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

EXECUTED as of February 4, 2003.

BETA OIL & GAS, INC.

By:	/s/ Robert E. Davis, Jr.
Robert E. Davis, Jr.
Chairman of the Board

OPTIONEE:

By:	/s/ David A. Wilkins
David A. Wilkins

STOCK OPTION AGREEMENT
EXHIBIT A
NOTICE OF EXERCISE

(To be signed by the Optionee at the time of exercise of his Option to purchase shares of common stock (“Shares”) of Beta Oil & Gas, Inc. (“Company”).)

The undersigned Optionee states and represents to the Company as follows:

(a)           I hereby irrevocably elect to exercise the Option to the extent of purchasing                          Shares;

(b)           I enclose full payment of the aggregate Exercise Price for the Shares by delivering herewith certified funds or a bank cashier’s check in the amount of $                   ;

(c)           Please issue a certificate for the Shares being purchased registered in the name of the undersigned and deliver such certificate to me at the address stated below.

Dated:
Signature
(This signature must conform in all respects to the name of the Optionee as specified on the Stock Option Agreement.)

Printed Name

Address: